Exhibit 10.4

[FORM]

RIO VISTA ENERGY PARTNERS L.P.

2005 EQUITY INCENTIVE PLAN

COMMON UNIT GRANT AGREEMENT

FOR

DIRECTORS

This Common Unit Grant Agreement (this “Agreement”) is made and entered into by and between Central Energy Partners LP, a Texas limited partnership (the “Company”), and _______________ (the “Grantee”). This Agreement is entered into as of the __ day of _______, 2014 (the “Grant Date”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan (as defined below), unless the context requires otherwise.

WHEREAS, the Company has adopted the RIO VISTA ENERGY PARTNERS L.P. 2005 EQUITY INCENTIVE PLAN (the “Plan”) pursuant to which awards of Common Units may be granted; and

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the recommendation of its Compensation Committee (the “Committee”) to grant to its directors restricted Common Units of Central Energy Partners LP, a Delaware limited partnership formerly known as Rio Vista Energy Partners L.P. (the “Partnership”);

NOW, THEREFORE, in consideration for the Grantee’s agreement to provide continuing services to the Company as a member of the Board, the Company and the Grantee, intending to be legally bound, agree as follows:

1. Grant of Units. Pursuant to Section 7(a)(iiii) of the Plan, the Company hereby issues to the Grantee on the Grant Date a Unit Option Award consisting of _______ Common Units of the Company (the “Unit Grant”) on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan.

2. Consideration. The grant of the Common Units is made in consideration of the services to be rendered by the Grantee to the Company as a director of Central Energy GP LLC, the general partner of the Company (the “General Partner”).

3. Vesting. The Common Units will vest in full effective on the Grant Date.

4. Valuation. The Value of the Common Units which are the subject of the Unit Grant shall have the value per Common Unit as established by the final trade price of a Common Unit on the Grant Date or, if no trade occurred on the Grant Date, the average bid and asked price on that date as quoted by OTC Pink.

5. Rights as Unitholder.

5.1 The Grantee shall be the record owner of the Grant Units effective on the Grant Date until such Common Units are sold or otherwise disposed of, and shall be entitled to all of the rights of a unitholder of the Company including, without limitation, the right to vote such Common Units and receive all distributions paid with respect to such Common Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Company (the “Company Agreement”).

5.2 The Company shall issue certificates or other evidence of the Grantee’s ownership of the Common Units granted pursuant to this Agreement as soon as practicable after the execution of this Agreement.

6. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained as a Director of the General Partner. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s service to the General Partner at any time, with or without cause.

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7. Tax Liability and Withholding.

7.1 The Grantee shall be required to pay to the Company the amount of any required withholding taxes in respect of the Common Units issued as part of the Unit Grant and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by tendering a cash payment to the Company.

7.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility, and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant of the Common Units or the subsequent sale of any Common Units; and (b) does not commit to structure the Common Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

8. Adjustment of Common Units.

8.1 In order to prevent dilution of the Common Units granted under this Agreement, the Exercise Price and the number of Common Units issued pursuant to this Agreement shall be subject to adjustment from time to time as provided in this subsection 8.1. If the Company shall, at any time or from time to time after the Grant Date, (i) make a distribution or dividend upon the Common Units or any other securities of the Company, which distribution or dividend is payable in the form of Common Units or in Options or Convertible Securities, or (ii) subdivide (by any split, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the Exercise Price in effect immediately prior to any such distribution, dividend or subdivision shall be proportionately reduced and the number of Common Units issued pursuant to this Agreement shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding Common Units into a smaller number of units, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Common Units issued pursuant to the terms of this Agreement shall be proportionately decreased. Any adjustment under this subsection 8.1 shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

8.2 In the event of any (i) capital reorganization of the Company, (ii) reclassification of the units of the Company (other than as a result of a unit dividend or subdivision, split-up or combination of units), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another Person, or (v) similar transaction (other than any such transaction covered by subsection 8.1 above, in each case which entitles the holders of Common Units to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Units, this Agreement shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the Common Units issued pursuant to this Agreement, be exercisable for the kind and number of units or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Grantee would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction. The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement and satisfactory to the Grantee, the obligation to deliver to the Grantee such shares of stock, securities or assets which, in accordance with the foregoing provisions.

9. Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Common Units. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the U.S. Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

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10. Registration of Common Units. The Company shall register the Common Units with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to a Form S-8 registration statement to be filed by the Company or an amendment to the current Form S-8 registration statement of the Company filed with the SEC if still deemed effective by the SEC. Until such time as (1) the Company determines whether its current Form S-8 is effective or (2) the Company files a Form S-8 registration statement with the SEC that has been declared effective, a legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the Common Units pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any applicable federal or state securities laws or any stock exchange on which the Common Units are listed or quoted.

11. Copy of Plan. By the execution of this Agreement, the Grantee acknowledges receipt of a copy of the Plan. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

12. Compliance with Law. The issuance and transfer of the Common Units shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Units may be listed. No Common Units shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal offices located at 4809 Cole Avenue, Suite 108, Dallas, Texas 75205. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company. Neither the Company nor the members of the Committee or the Board shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.

16. Common Units Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Common Units may be transferred by will or the laws of descent or distribution.

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18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The Unit Grant does not create any contractual right or other right to receive any Common Units or other Awards in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Director on account of non-compliance with Section 409A of the Code.

22. Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Grantee, except that the Committee may unilaterally waive any conditions or rights under, amend any terms of, or alter this Agreement provided no such change materially reduces the rights or benefits of the Officer with respect to the Restricted Units without his consent.

23. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Common Units subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant of the Common Units, and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CENTRAL ENERGY PARTNERS LP

By:	Central Energy GP LLC

By:
John L. Denman, Jr.,
Chief Executive Officer

[Name of Director]

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